UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2005

STEWART & STEVENSON SERVICES, INC.

(Exact name of Registrant as specified in charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West Houston, Texas		77008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 868-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

As previously reported, on December 6, 2004, Stewart & Stevenson Services, Inc. (the “Company”) and S&S TUG Service Centers, Inc. (“S&S Tug,” and together with the Company, the “Sellers”) entered into an Asset Purchase Agreement to sell substantially all of the assets and business of the Company’s Airline Products Division (the “Business”) to TUG Manufacturing Corp., formerly known as TUG Acquisition Corp. (“Tug Manufacturing”).  Tug Manufacturing was formed for the purpose of acquiring the Business and is affiliated with Jacobson Partners, a New York private equity firm.

As previously reported, on December 31, 2004, Sellers and Tug Manufacturing entered into Amendment No. 1 to Asset Purchase Agreement to, among other things, (i) eliminate the deferred portion of the consideration and modify the terms of the working capital adjustment, (ii) limit the events which could be deemed to be a “material adverse change” in the operations, assets or financial condition of the Business, and (iii) provide for the execution of certain documentation by the Sellers in connection with Tug Manufacturing’s anticipated financing of the purchase price.

On January 21, 2005, the Sellers and Tug Manufacturing entered into Amendment No. 2 to Asset Purchase Agreement to, among other things:

•                                          confirm that Tug Technologies Corporation, a wholly-owned subsidiary of Tug Manufacturing (“Tug Technologies”), is a “Buyer” as that term is defined in the Asset Purchase Agreement,

•                                          change the manner in which the cash portion of the purchase price would be paid such that $45 million would be due and payable by the Buyer at closing and $15 million would be financed by the Company and due and payable by the Buyer on or before April 8, 2005,

•                                          provide for the execution and delivery to Sellers by Buyer and its direct or indirect subsidiaries of such security and related documentation in form and substance reasonably satisfactory to Sellers (A) granting the Company a blanket lien on all of the purchased assets, except for certain real property, and (B) pledging to the Company the equity interests in each of the direct or indirect subsidiaries of Buyer to secure the obligations under the $15 million senior secured promissory note to be issued to the Company at closing (the “Senior Secured Note”), and

•                                          provide for the Buyer and its subsidiaries to deliver to the Company such subordination documentation in form and substance reasonably satisfactory to the Company and executed and delivered by each person providing debt financing to Buyer or any of its subsidiaries.

On January 21, 2005, in connection with the completion of the sale of the Business described in item 2.01 below, Tug Manufacturing, Tug Technologies, and six wholly owned subsidiaries of Tug Technologies (Tug Service Centers Network (Arizona), LLC, Tug Service Centers Network (Florida), LLC, Tug Service Centers Network (Georgia), LLC, Tug Service Centers Network (Missouri), LLC, Tug Service Centers Network (Nevada), LLC, and Tug Service Centers Network (Texas), Inc.) (each, a “Maker” and collectively, the “Makers”) issued the Senior Secured Note to the Company.  The Senior Secured Note obligates the Makers to pay $15,000,000 to the Company, plus accrued and unpaid interest, on or before April 8, 2005.  The Senior Secured Note contains customary terms and conditions, including those relating to prepayment, events of default, limitations on incurrence of debt and cost and expense reimbursement.  The Senior Secured Note is secured by various security documents in favor of the Company, including (i) a Security Agreement dated as of January 21, 2005 by and among the Company and the Makers, wherein the Makers grant a security interest in substantially all of their personal property to the Company and (ii) various pledge and security agreements dated as of January 21, 2005, wherein Tug Manufacturing and Tug Technologies pledge the equity interests that they hold in their respective direct subsidiaries.

Prior to entering into the Asset Purchase Agreement, no material relationship existed between Sellers and their subsidiaries and any Maker or any of its affiliates, directors or officers.

The information set forth above is qualified by reference to the full text of the Asset Purchase Agreement, as amended, a copy of which is filed as an exhibit to this report and is incorporated into this item by this reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On January 21, 2005, Sellers completed the sale of substantially all of the assets of the Business to Tug Technologies and its subsidiaries.  The assets included certain owned real property, inventories, equipment and other personal property.  As consideration for the acquired assets of the Business, Sellers received $45 million in cash, including prior deposited amounts, and the Senior Secured Note in the aggregate principal amount of $15 million, and the Buyer assumed various contracts and other specified liabilities.  There will be a post-closing working capital adjustment, which was estimated as of January 1, 2005 to result in a payment by Buyer to Sellers of approximately $3.7 million.  Any binding and conclusive post-closing working capital adjustment required to be paid by Buyer to Sellers would be due by the third business day following the one year anniversary date of the Asset Purchase Agreement.

The information set forth above is qualified by reference to the full text of the Asset Purchase Agreement, as amended, a copy of which is filed as an exhibit to this report and is incorporated into this item by this reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 21, 2005, C. Phillip Joy resigned as an officer of the Company in connection with the sale of the Business.

Item 7.01.                                          Regulation FD Disclosure.

A copy of the press release announcing the completion of the sale of substantially all of the assets of the Business is being furnished pursuant to Regulation FD. The information in the press release shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the press release shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01.                                          Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit

Exhibit 99.1	Asset Purchase Agreement dated December 6, 2004, by and among Stewart & Stevenson Services, Inc., S&S Tug Service Centers, Inc. and Tug Manufacturing Corp., f/k/a TUG Acquisition Corp.

Exhibit 99.2	Amendment No. 1 to Asset Purchase Agreement dated as of December 31, 2004, by and among Stewart & Stevenson Services, Inc., S&S Tug Service Centers, Inc. and Tug Manufacturing Corp.

Exhibit 99.3	Amendment No. 2 to Asset Purchase Agreement dated as of January 21, 2005, by and among Stewart & Stevenson Services, Inc., S&S Tug Service Centers, Inc. and Tug Manufacturing Corp.

Exhibit 99. 4	Company Press Release dated January 25, 2005, titled “Stewart & Stevenson Announces Completion of the Sale of its Airline Products Business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: January 26, 2005	By:	/s/ John B. Simmons
	Name:	John B. Simmons
	Title:	Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

Exhibit 99.1	Asset Purchase Agreement dated December 6, 2004, by and among Stewart & Stevenson Services, Inc., S&S Tug Service Centers, Inc. and Tug Manufacturing Corp., f/k/a TUG Acquisition Corp.

Exhibit 99.2	Amendment No. 1 to Asset Purchase Agreement dated as of December 31, 2004, by and among Stewart & Stevenson Services, Inc., S&S Tug Service Centers, Inc. and Tug Manufacturing Corp.

Exhibit 99.3	Amendment No. 2 to Asset Purchase Agreement dated as of January 21, 2005, by and among Stewart & Stevenson Services, Inc., S&S Tug Service Centers, Inc. and Tug Manufacturing Corp.

Exhibit 99. 4	Company Press Release dated January 25, 2005, titled “Stewart & Stevenson Announces Completion of the Sale of its Airline Products Business.”